Exhibit 99.1


PRESS RELEASE         Franklin Street Properties Corp.
--------------------------------------------------------------------------------
    401 Edgewater Place o Suite 200 o Wakefield, Massachusetts 01880-6210 o
               (781) 557-1300 o www.franklinstreetproperties.com

Contact: Donna Brownell 877-686-9496                       FOR IMMEDIATE RELEASE

                   FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
                   SECOND QUARTER AND FIRST HALF 2006 RESULTS

Wakefield, MA--August 2, 2006--Franklin Street Properties Corp. (the "Company" or "FSP") (AMEX: FSP) announced today net income and Earnings Per Share (EPS) for the three and six months ended June 30, 2006. The Company also announced Adjusted Funds From Operations (AFFO) and provided an update on recent property acquisitions.

The Company evaluates its performance based on net income, EPS and AFFO, and believes each is an important measure. The Company considers these measurements in determining distributions paid to equity holders. A reconciliation of net income to AFFO, a non-GAAP financial measure, is provided on page 2 of this press release.
o EPS for the three months ended June 30, 2006 increased $0.43 per share to $0.60 per share compared to the three months ended June 30, 2005. Net income was $40.5 million or $0.60 per share (based on 67.1 million shares), compared to $9.5 million or $0.17 per share (based on 56.8 million shares) in 2005.
o AFFO for the three months ended June 30, 2006 increased $0.02 per share to $0.30 per share compared to the three months ended June 30, 2005. AFFO was $20.1 million or $0.30 per share (based on 67.1 million shares), compared to $15.7 million or $0.28 per share (based on 56.8 million shares) in 2005.
o EPS for the six months ended June 30, 2006 increased $0.47 per share to $0.84 per share compared to the six months ended June 30, 2005. Net income was $53.6 million or $0.84 per share (based on 63.5 million shares), compared to $19.9 million or $0.37 per share (based on 53.2 million shares) in 2005.
o AFFO for the six months ended June 30, 2006 increased $0.09 per share to $0.64 per share compared to the six months ended June 30, 2005. AFFO was $40.4 million or $0.64 per share (based on 63.5 million shares), compared to $29.3 million or $0.55 per share (based on 53.2 million shares) in 2005.

The following significant factors affected net income, EPS and AFFO for the three and six months ended June 30, 2006 compared to results for the same periods in 2005:
o Gain on sale of three properties during the three months ended June 30, 2006 generated sales proceeds of approximately $87.8 million and resulted in a gain of approximately $28.1 million.
o     Increased net operating income from the real estate portfolio included:
      o The benefits of four properties acquired by merger in April 2005 and five properties acquired by merger in April 2006, which were accretive to our per share calculations in all periods.
      o The benefits of two suburban office properties acquired in 2005 and two suburban office properties acquired in 2006.
      o Termination payments of $0.2 million in the second quarter of 2006 from a tenant at a FSP property in Texas and $4.6 million received in the first quarter of 2006 from a tenant at a FSP property in Illinois. Both properties have subsequently been re-leased.
o Improved investment banking results compared to the same periods in 2005. Gross proceeds on the sale of securities increased $30.9 million and $23.1 million for the three and six months of 2006, compared to the same periods in 2005.


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o     Interest income increased $0.4 million and $0.7 million in the three and six months ended June 30, 2006, respectively, compared to the same periods in 2005 as a result of higher bank balances during the periods and rising interest rates.
o These benefits were partially offset by increases in general and administrative costs of approximately $0.2 million in the three and $0.2 million in the six months ended June 30, 2006 compared to 2005, which were primarily from costs of monitoring and managing a larger portfolio of REITs and expenses incurred related to the public listing of our stock on the American Stock Exchange, which commenced on June 2, 2005.
o Net increase of 10.2 million weighted average shares of FSP common stock for the three and six months ended June 30, 2006 compared to 2005 due to the merger completed on April 30, 2006.

A reconciliation of net income to AFFO is shown below and a definition of AFFO is provided on Supplemental Schedule F. We believe AFFO is used broadly throughout the REIT industry as a measurement of liquidity and is generally calculated in a similar manner to our calculation.

                                                               Three Months Ended               Six Months Ended
                                                                     June 30,                        June 30,
                                                            ------------------------        ------------------------
(In thousands except per share amounts)                        2006          2005              2006          2005
                                                               ----          ----              ----          ----

Net income                                                  $ 40,477        $  9,454        $ 53,616        $ 19,877
  (Gain) Loss on sale of assets                              (28,108)          1,055         (28,108)          1,055
   GAAP income from non-consolidated REITs                      (156)           (303)           (431)           (968)
   Distributions from non-consolidated REITs                     491             381             609             980
   Depreciation of real estate & intangible amortization       7,513           5,485          14,646           9,117
   Straight-line rent                                           (139)           (417)             61            (724)
   Capital expenditures                                       (1,516)         (1,601)         (1,784)         (1,928)
   Payments of deferred leasing costs                         (2,617)           (216)         (2,773)           (311)
   Proceeds from funded reserves                               4,133           1,817           4,557           2,239
                                                            ------------------------        ------------------------
Adjusted Funds From Operations (AFFO)                       $ 20,078        $ 15,655        $ 40,393        $ 29,337
                                                            ========================        ========================

Per Share Data
EPS                                                         $   0.60        $   0.17        $   0.84        $   0.37
AFFO                                                        $   0.30        $   0.28        $   0.64        $   0.55

Weighted average shares (basic and diluted)                   67,149          56,815          63,492          53,242
                                                            ========================        ========================

Dividend announcement:

On July 14, 2006 the Board of Directors of the Company declared a cash distribution of $0.31 per share of common stock payable on August 21, 2006 to stockholders of record as of July 31, 2006.

Real Estate Update

During April 2006 we acquired five suburban office properties by merger with a total of approximately 1.1 million square feet of rentable space. Two properties are located in Texas, and the other three are located in Colorado, Florida and Virginia. In late June 2006 we acquired a suburban office building in Atlanta, Georgia with approximately 0.4 million square feet of rentable space. This purchase was financed by property sales. In May 2006 we sold an apartment property located in Katy, Texas, and office properties located in Fairfax, Virginia and Santa Clara, California, each at a gain. The gain recognition from the sale of the properties in Texas and Virginia was deferred for tax purposes through the use of a Section 1031 exchange. We also have another property under agreement to be sold, which we expect to close during the third quarter of 2006. As of June 30, 2006, this property was classified on our balance sheet as an asset held-for-sale. Supplemental Schedule D presents our continuing real estate portfolio of 31 properties as of June 30, 2006.


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George J. Carter, President and CEO, commented as follows:

"Net Income/EPS and AFFO levels for the first half of 2006 were anticipated and, consequently, planned for within the FSP business/investment model. Six-month earnings of $0.84 per share and AFFO of $0.64 per share showed measurable increases over the same period last year. Quarterly dividends paid during the first half, and declared for the third quarter, remain unchanged at $0.31 per share/per quarter, or an annual rate of $1.24 per share. I continue to be confident about the Company's current competitive position within the broader capital/real estate markets and optimistic about its financial performance for the balance of 2006.

More specifically, results for the first half of 2006 reflected: (#1) solid performance in rental operations from the Company's portfolio of properties; (#2) real estate dispositions totaling approximately $88 million, and the reinvestment of the bulk of those sale proceeds; and (#3) the closing of real estate investment banking business totaling $84.4 million.

#1. As of June 30, 2006, the Company's continuing portfolio of 31 properties was 91% leased. Most of FSP's properties are suburban office buildings, and, in most markets, we are continuing to find improving conditions for both occupancy and rental rates. However, there are still tenant leases which were signed at the height of the most recent office market cycle (approximately 1997-2001). Consequently, FSP and many other office property owners continue to face some rent roll downs as old leases expire and new ones are signed. National occupancy levels continue to improve, but rent levels in most office markets are still only modestly increasing from a very low level. We believe that significant broad-based rental increases, above the 1997-2001 peak, are probably one to three years away, assuming continued overall U.S. economic growth and traditional cyclical real estate dynamics. FSP is aggressively managing its lease turnover to maximize rental operations' contribution as the office markets continue to climb back up their cyclical curve. Concern always remains about the possibility of a new, significant downturn in the broader economy that would reverse the positive trends our markets are starting to see. Lofty worldwide energy prices, inflation and interest rates, as well as geopolitical events, are likely to be influencing factors.

#2. During the first half of 2006, the Company disposed of three properties. Proceeds from the property sales totaled approximately $88 million and, along with some remaining proceeds from fourth quarter 2005 property sales, have been substantially reinvested in other properties. All properties acquired directly for the FSP portfolio (i.e., not held for investment banking syndication) were purchased for all cash and continue to be owned without any mortgage debt, as is every other property in FSP's portfolio. There continue to be existing real estate assets in our portfolio which we believe are potential sale candidates, either because of property specific or market driven reasons. In general, property sales will be considered only if we believe the potential exists to reinvest the sale proceeds in new assets that have better near-term or long-term return potential than the assets we sold. Without any permanent mortgage debt, cash from property sales can be used to acquire new real estate assets, purchase stock under our stock repurchase plan and/or add to property reserves if needed. Current high market pricing and competition for potentially acceptable property acquisitions continue to present challenges, but new opportunities are always being reviewed. Upgrading FSP's portfolio is an ongoing objective.

#3. First half investment banking business closed on $84.4 million of investor capital consisting of the partial syndication of one office property. FSP's Investment Banking group has had a difficult time during the last few years finding properties that meet its investment criteria. Higher pricing and greater competition for quality commercial real estate have reduced the number of attractive potential acquisitions we would consider. The prospects for property acquisitions for FSP's Investment Banking group remain uncertain."


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                                      -4-


Today's news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for August 3, 2006 at 10:00 a.m. (ET) to discuss the second quarter and first half 2006 results. The toll free number is 1-866-770-7146, passcode 59304669. Internationally, the call may be accessed by dialing 1-617-213-8068, passcode 59304669. The call will also be available via a live webcast, which can be accessed at least 10 minutes before the start time through the Webcasts & Presentations section of our Investor Relations section at www.franklinstreetproperties.com. A replay of the conference call will be available on the Company's website one hour after the call.

About Franklin Street Properties Corp.

Franklin Street Properties Corp. is a real estate investment trust based in Wakefield, Massachusetts, focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. FSP owns an unleveraged portfolio of real estate. The majority of FSP's property portfolio is suburban office buildings. FSP's subsidiary, FSP Investments LLC (member, NASD and SIPC), is a real estate investment banking firm and a registered broker/dealer. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Quarterly Report on Form 10-Q for the three months ended March 31, 2006), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the "Risk Factors" set forth in Item 1A of our Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and subsequent filings with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.


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                           Franklin Street Properties
                                Earnings Release
                            Supplementary information
                                Table of contents

Franklin Street Properties Financial Results                           A-C
Real estate portfolio summary information                               D
Other supplementary information                                         E
Definition of Adjusted Funds From Operations                            F


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                  Franklin Street Properties Financial Results
                            Supplementary Schedule A
                                Income Statement
                                   (Unaudited)

                                                                     For the                       For the
                                                                Three Months Ended             Six Months Ended
                                                                     June 30,                      June 30,
-------------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                         2006       2005              2006          2005
===================================================================================================================

Revenue:
   Rental                                                      $21,463       $ 16,191        $44,844       $ 27,791
Related party revenue:
   Syndication fees                                              3,505          1,603          5,426          4,122
   Transaction fees                                              3,469          1,595          5,408          4,038
   Management fees and interest income from loans                  698            481            869          1,451
Other                                                                1             --             22             --
-------------------------------------------------------------------------------------------------------------------
       Total revenue                                            29,136         19,870         56,569         37,402
-------------------------------------------------------------------------------------------------------------------

Expenses:
   Real estate operating expenses                                5,010          3,253          9,783          5,593
   Real estate taxes and insurance                               3,357          2,205          5,944          3,874
   Depreciation and amortization                                 5,569          3,487         10,733          5,896
   Selling, general and administrative                           1,954          1,741          3,758          3,567
   Commissions                                                   1,809            867          2,832          2,191
   Interest                                                        546            788          1,140          1,743
-------------------------------------------------------------------------------------------------------------------

       Total expenses                                           18,245         12,341         34,190         22,864
-------------------------------------------------------------------------------------------------------------------

Income before interest income, equity in earnings of
   non-consolidated REITs and taxes on income                   10,891          7,529         22,379         14,538
Interest income                                                    756            367          1,345            597
Equity in earnings of non-consolidated REITs                       156            302            236            968
-------------------------------------------------------------------------------------------------------------------

Income before taxes on income                                   11,803          8,198         23,960         16,103
Income tax expense                                                 347             70            404            114
-------------------------------------------------------------------------------------------------------------------

   Income from continuing operations                            11,456          8,128         23,556         15,989
   Income (Loss) from discontinued operations                      913          2,381          1,952          4,943
   Gain on sale of assets, net                                  28,108             --         28,108             --
   Estimated loss on asset held for sale                            --         (1,055)            --         (1,055)
-------------------------------------------------------------------------------------------------------------------

Net income                                                     $40,477       $  9,454        $53,616       $ 19,877
===================================================================================================================

Weighted average number of shares outstanding,
   basic and diluted                                            67,149         56,815         63,492         53,242
===================================================================================================================

Earnings per share, basic and diluted, attributable to:
   Continuing operations                                       $  0.17       $   0.15        $  0.37       $   0.30
   Discontinued operations                                        0.01           0.04           0.03           0.09
   Gains (losses) on sales of assets, net                         0.42          (0.02)          0.44          (0.02)
-------------------------------------------------------------------------------------------------------------------
Net income per share, basic and diluted                        $  0.60       $   0.17        $  0.84       $   0.37
===================================================================================================================


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                  Franklin Street Properties Financial Results
                            Supplementary Schedule B
                             Condensed Balance Sheet
                                   (Unaudited)

(in thousands, except shares and par value amounts)                                    June 30,       December 31,
                                                                                         2006             2005
                                                                                         ----             ----
Assets:
Real estate investments, net                                                          $ 799,305          $ 491,399
Acquired real estate leases, less accumulated amortization
   of $15,804 and $10,402, respectively                                                  49,014             30,172
Investment in non-consolidated REITs                                                        877              5,006
Assets held for syndication, net                                                          9,197                 --
Assets held for sale                                                                      9,628             69,952
Cash and cash equivalents                                                                57,605             69,715
Restricted cash                                                                             466                461
Tenant rent receivables, less allowance for doubtful accounts
   of $350 and $350, respectively                                                           592              1,447
Straight-line rent receivable. Less allowance for doubtful accounts
   of $163 and $163, respectively                                                         4,512              4,569
Prepaid expenses                                                                            940                805
Other assets                                                                                320              1,200
Office computers and furniture, net of accumulated depreciation
   of $795 and $729, respectively                                                           305                311
Deferred leasing commissions, net of accumulated amortization
   of $1,008, and $731, respectively                                                      4,632              2,136
-------------------------------------------------------------------------------------------------------------------
      Total assets                                                                    $ 937,393          $ 677,173
===================================================================================================================

Liabilities and Stockholders' Equity:
Liabilities:
Bank note payable                                                                     $   9,192          $      --
Accounts payable and accrued expenses                                                    14,359             11,583
Accrued compensation                                                                      1,301              1,891
Tenant security deposits                                                                  1,479              1,293
Acquired unfavorable real estate leases, less accumulated amortization
   of $288, and $134, respectively                                                        2,538                823
-------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                  28,869             15,590
-------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' Equity:
   Preferred stock, $.0001 par value, 20,000,000 shares
      authorized, none issued or outstanding                                                 --                 --
   Common stock, $.0001 par value, 180,000,000 shares authorized,
      70,766,305 and 59,794,608 shares issued and outstanding, respectively                   7                  6
   Additional paid-in capital                                                           907,794            677,397
   Treasury stock, 731,898 and 731,898 shares at cost, respectively                     (14,008)           (14,008)
   Earnings (distributions) in excess of accumulated earnings/distributions              14,731             (1,812)
-------------------------------------------------------------------------------------------------------------------

    Total stockholders' equity                                                          908,524            661,583
-------------------------------------------------------------------------------------------------------------------

    Total liabilities and stockholders' equity                                        $ 937,393          $ 677,173
===================================================================================================================


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                  Franklin Street Properties Financial Results
                            Supplementary Schedule C
                        Condensed Statement of Cash Flows
                                   (Unaudited)

                                                                               For the six months ended
                                                                                       June 30,
                                                                             -----------------------------
                                                                                 2006               2005
                                                                                 ----               ----
Cash flows from operating activities:
   Net income                                                                $  53,616            $ 19,877
   Adjustments to reconcile net income to net cash
     provided by  operating activities:
     (Gains) and estimated loss on assets sold or held for sale                (28,108)              1,055
     Depreciation and amortization expense                                      11,407               8,230
     Amortization of above market lease                                          3,240                 887
     Equity in earnings from non-consolidated REITs                               (431)               (968)
     Distributions from non-consolidated REITs                                     609                 980
     Shares issued as compensation                                                  --                  31
  Changes in operating assets and liabilities:
     Restricted cash                                                                (5)               (293)
     Tenant rent receivables, net                                                  855                  90
     Straight-line rents, net                                                       61                (724)
     Operations of assets held for syndication, net                                 --              (1,295)
     Prepaid expenses and other assets, net                                      1,232                (843)
     Accounts payable and accrued expenses                                      (1,226)             (1,144)
     Accrued compensation                                                         (590)                235
     Tenant security deposits                                                      186                 293
  Payment of deferred leasing commissions                                       (2,773)               (311)
----------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                               38,073              26,100
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Cash acquired through issuance of common stock in merger transaction         13,849              10,621
   Purchase of real estate assets, office computers and
     furniture, capitalized merger costs                                      (108,280)            (45,928)
   Merger costs paid                                                              (838)               (402)
   Purchase of acquired favorable and unfavorable leases                        (5,108)                 --
   Investment in non-consolidated REITs                                            (11)                 43
   Investment in assets held for syndication, net                               (9,545)             50,265
   Proceeds received on sale of real estate assets                              87,750                  --
----------------------------------------------------------------------------------------------------------
   Net cash provided by (used for) investing activities                        (22,183)             14,599
----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Distibutions to stockholders                                                (37,073)            (35,734)
   Purchase of treasury shares                                                                         (16)
   Offering Costs                                                                 (119)                 --
   Borrowings (repayments) under bank note payable, net                          9,192              (6,226)
----------------------------------------------------------------------------------------------------------
   Net cash used for financing activities                                      (28,000)            (41,976)
----------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                      (12,110)             (1,277)
Cash and cash equivalents, beginning of period                                  69,715              52,752
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                     $  57,605            $ 51,475
===========================================================================================================


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                   Franklin Street Properties Earnings Release
                            Supplementary Schedule D
                          Real Estate Portfolio Summary
                                   (Unaudited)
                                  June 30, 2006

                                       30-Jun-2006        31-Dec-2005
                                       -----------        -----------

       Commercial real estate
          Number of properties                31                 26
          Square feet                  5,301,380          3,978,264
          Leased percentage                   91%                92%

       Residential real estate
          Number of properties                --                  1
          Number of apartments                --                228
          Square feet                         --            231,363
          Leased percentage                   --                 97%

       Combined portfolio
          Number of properties                31                 27
          Square feet                  5,301,380          4,209,627
          Leased percentage                   91%                92%


(In Thousands)                                       As of June 30, 2006
                                -------------------------------------------------------------------
                                  # of                         % of           Square        % of
State                           Properties     Investment     Portfolio        Feet       Portfolio
-----                           ----------     ----------     ---------        ----       ---------

Texas                                 7        $ 218,875       27.4%           1,401        26.4%
Georgia                               2          104,590       13.1%             549        10.4%
Virginia                              3           92,951       11.6%             591        11.1%
Colorado                              3           87,588       11.0%             550        10.4%
Missouri                              2           58,528        7.3%             349         6.6%
Florida                               1           52,235        6.5%             213         4.0%
California                            3           40,922        5.1%             324         6.1%
Indiana                               1           39,004        4.9%             205         3.9%
Illinois                              1           27,231        3.4%             177         3.3%
Massachusetts                         2           16,699        2.1%             197         3.7%
North Carolina                        2           15,194        1.9%             172         3.2%
Michigan                              1           14,959        1.9%             215         4.1%
Washington                            1           14,686        1.8%             117         2.2%
South Carolina                        1           10,515        1.3%             144         2.7%
Maryland                              1            5,293        0.7%              99         1.9%
                                ---------------------------------------       ---------------------
Total                                31        $ 799,271      100.0%           5,301       100.0%
                                =======================================       =====================


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                   Franklin Street Properties Earnings Release
                            Supplementary Schedule E
                                   (Unaudited)
                                 June 30, 2006

Property by type:
(In Thousands)                                     As of June 30, 2006
                    --------------------------------------------------------------------------------
                          # of                           % of               Square          % of
Type                    Properties     Investment      Portfolio             Feet         Portfolio
----                    ----------     ----------      ---------             ----         ---------
Office                         30         793,978          99.3%              5,203           98.1%
Industrial                      1           5,293           0.7%                 99            1.9%
                    ---------------------------------------------    -------------------------------
Total                          31       $ 799,271         100.0%              5,301          100.0%
                    =============================================    ===============================

Commercial portfolio lease expirations (1)

                                             Total          % of
                   Year                   Square Feet    Portfolio
                   ----                   -----------    ---------
                   2006                      384,276           7.3%
                   2007                      631,414          11.9%
                   2008                      500,855           9.5%
                   2009                      718,052          13.5%
                   2010                      717,345          13.5%
                   2011                      205,733           3.9%
             Thereafter                    2,143,705          40.4%(2)
                                       -----------------------------
                                           5,301,380           100%
                                       =============================

      (1) Percentages are determined based upon square footage of expiring commercial leases.
      (2)   Includes current vacancies.


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                   Franklin Street Properties Earnings Release
                            Supplementary Schedule F
              Definition of Adjusted Funds From Operations ("AFFO")

The Company evaluates the performance of its reportable segments based on several measures including Adjusted Funds From Operations ("AFFO") as management believes that AFFO represents an important measure of the reportable segment's activity and is an important consideration in determining distributions paid to equity holders. The Company defines AFFO as: net income as computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"); excluding gains or losses on the sale of real estate and non-cash income from Sponsored REITs; plus certain non-cash items included in the computation of net income (depreciation and amortization and straight-line rent adjustments); plus distributions received from Sponsored REITs; plus the net proceeds from the sale of land; less recurring purchases of property and equipment incurred to maintain the assets' value or for tenant improvements ("Capital Expenditures") and payments for deferred leasing commissions, plus proceeds from (payments to) cash reserves. Depreciation and amortization, gain or loss on the sale of real estate and straight-line rents are an adjustment to AFFO, as these are non-cash items included in net income. Capital Expenditures, payments of deferred leasing commissions and the proceeds from (payments to) the funded reserve are an adjustment to AFFO, as they represent cash items not reflected in net income.

The cash reserve represents funds that the Company has set aside from time to time in anticipation of future capital needs. These reserves are typically used for the payment of Capital Expenditures, deferred leasing commissions and certain tenant allowances; however, there are no legal restrictions on their use and they may be used for any Company purpose. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company's financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs. Other real estate companies may define AFFO in a different manner. It is at the Company's discretion to retain a portion of AFFO for operational needs. We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.